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                                                            EXHIBIT - 11.1

EDGE PETROLEUM CORPORATION

COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
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
                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                ------------------------------
                                                                    1998               1997
Basic common and common equivalent shares outstanding,
 beginning of period                                             7,510,283           4,701,361

Weighted average shares and equivalent shares outstanding:
   Issued in connection with the public offering                                     1,073,333
   Restricted stock                                                250,586              97,450
                                                                ----------          ----------
Basic weighted average common and common equivalent shares
 outstanding, end of period                                      7,760,869           5,872,144
                                                                ----------          ----------
Dilutive common stock options                                       33,229              17,445
                                                                ----------          ----------
Diluted weighted average common and common equivalent
 shares outstanding                                              7,794,098           5,889,589
                                                                ----------          ----------
                                                                ----------          ----------
Net Income                                                      $  358,466          $  931,351
                                                                ----------          ----------
                                                                ----------          ----------
Basic Earnings Per Share                                        $     0.05          $     0.16
                                                                ----------          ----------
                                                                ----------          ----------
Diluted Earnings Per Share                                      $     0.05          $     0.16
                                                                ----------          ----------
                                                                ----------          ----------




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